                                                                   Exhibit 10.51

                           Material omitted and filed
                         separately with the Securities
                            and Exchange Commission.


                            Manufacturing Agreement

                                      For

                     Pregnancy and Ovulation Stick/Cassette
                                   Test Kits

                                 By and Between

                          NOVA BIOMEDICAL CORPORATION

                                      AND

                             SELFCARE INCORPORATED



                               September 7, 1996

                Selfcare/NOVA Biomedical Manufacturing Agreement
              for Pregnancy and Ovulation Stick/Cassette Test Kits


                               TABLE OF CONTENTS

                                                                 Page
                                                                 ----
Introduction                                                      1

Term                                                              1

Roles and Responsibilities                                        1

Product                                                           1

Section 1/Product Design                                          1

Section 2/Covenants                                               2

Section 3/Distribution/Warehousing                                4

Section 4/Production Engineering Costs                            4

Section 5/Pricing/Volume                                          4

Section 6/Cost of Rework or Scrap                                 5

Section 7/Manufacturing Engineering                               5

Section 8/Product Changes                                         5

Section 9/Warranty                                                6

Section 10/Notice                                                 7

Section 11/Governing Law; Arbitration                             8

Section 12/Liability/Insurance                                    8

Section 13/Termination                                            8

Section 14/Terms of Payment                                       9

Section 15/Indemnifications                                       9

Section 16/Product Recall                                        11

Section 17/Disclosure of Information                             11

Section 18/Compliance with Law                                   11

Section 19/Miscellaneous                                         12

                Selfcare/NOVA Biomedical Manufacturing Agreement

              for Pregnancy and Ovulation Stick/Cassette Test Kits


INTRODUCTION:

THIS AGREEMENT made as of this 7th day of September 1996, by and between NOVA BIOMEDICAL CORP., a Massachusetts corporation with headquarters located at 200 Prospect Street, Waltham, Massachusetts, U.S.A., (hereinafter called "NOVA"), and SELFCARE, INC., a Delaware corporation with headquarters located at 200 Prospect Street, Waltham, Massachusetts, U.S.A., (hereinafter called "Selfcare" and together with NOVA referred to as the "parties").

TERM:
Unless terminated earlier as provided in Section 13, the initial term of this agreement shall commence on the effective date and continue through December 31, 1998. Subject to the termination provision of Section 13, the initial term shall be automatically renewed, without further notice or action by either party, for additional and successive terms of one year commencing January 1, 1999, unless either party gives written notice to the other of the intention not to renew not less than 180 days prior to the end of the initial term or any renewal term.

ROLES AND RESPONSIBILITIES:

PRODUCT:
The Products are early pregnancy and ovulation test kits and are defined in Appendix A. The individual foil sealed kit (stick/cassette) is supplied to Selfcare by a key sole source. Selfcare packages and labels the test kits with a variety of private brand names and supplies kits to retail distribution centers and points of sale. Other products may be added to this agreement by adding schedules.

SECTION 1/PRODUCT DESIGN
Selfcare is responsible for the Product design and performance. It will provide NOVA with design documentation and specifications. NOVA will work with Selfcare designers to review and suggest changes that would add reliability and lower cost. NOVA will transition the Product into manufacturing and will provide the necessary manufacturing engineering and drafting services to convert these documents to conform to applicable regulatory standards. Selfcare will be responsible for obtaining all FDA and safety agency approvals, as needed, to market the Product.

SELFCARE/NOVA BIOMEDICAL MANUFACTURING AGREEMENT
PAGE 2
********************************************************************************

SECTION 2/COVENANTS
COVENANTS AND DUTIES OF SELFCARE

Selfcare will purchase all of its requirements for the Product from NOVA provided NOVA meets Selfcare's delivery and quality standards.

Selfcare shall, at its own expense, supply all test materials required to meet NOVA's quality control standards, when reasonably requested by NOVA.

Selfcare shall render prompt technical support to NOVA on a continuing basis when reasonably requested by NOVA.

For purposes of this agreement, manufacturing is defined as the packaging by NOVA of Selfcare specified raw material. NOVA assumes no responsibility for the functionality of the material if procured to Selfcare/approved specification.

Selfcare also agrees to provide to NOVA on a timely basis the design specifications of the Product, as well as all engineering change notices with respect to the Product.

Between the first and fifteenth day of each calendar month (beginning with the calendar month after the calendar month during which Selfcare directs NOVA to begin manufacture of the Product), Selfcare shall submit to NOVA: (i) a 90-day rolling firm forecast (a "Firm Forecast") specifying the number of purchases (by part number) for the 90-day period beginning on such date; and (ii) a 12 month non-binding forecast as to Selfcare's anticipated purchases. Orders within a Firm Forecast are not subject to changes in shipment dates.

COVENANTS AND DUTIES OF NOVA

NOVA shall manufacture and sell to Selfcare all Products which Selfcare shall order from time to time by delivery of Firm Forecasts to NOVA.

NOVA will pay for all tools, dies, fixtures and automation required to produce the Product. NOVA will provide all manufacturing engineering, drafting and documentation required to manufacture the Product and conform to FDA and ISO 9000 regulations.

NOVA shall warehouse at NOVA's Waltham facility up to one (1) month's inventory of Product ordered by Selfcare. During the first year of this Agreement, the amount of such one month of inventory shall be the amount specified for the next calendar month in the last Firm Forecast. Thereafter, such amount shall be based on the Selfcare's average purchases of Products during the immediately preceding 12 month period. Selfcare agrees to take delivery of, or pay for in advance of shipment, all Products in NOVA's inventory which have been forecasted by Selfcare and which are in excess of such one month's inventory.

If one 12 months average inventory warehousing needs exceeds 2,000 sq. ft., the warehousing terms will be subject to negotiation at NOVA's option.

SELFCARE/NOVA BIOMEDICAL MANUFACTURING AGREEMENT
PAGE 3
*******************************************************************************

NOVA understands and agrees that it is providing services hereunder as a customer-transparent contractor of Selfcare under Selfcare's name. NOVA's name shall not appear on the Products or any documentation, except that NOVA's name may appear on serial number labels so long as such labels are not visible to Selfcare's customers and in documents relating to obtaining regulatory approval of the Product. Nothing in this Agreement shall be deemed to grant NOVA any right to use Selfcare's name for any purpose other than as expressly provided herein.

NOVA shall manufacture all products in a good and workmanlike manner and in strict conformity with all applicable Product specifications and all applicable laws and regulations. NOVA shall not make any change in or deviate in any way from such specifications except pursuant to an Engineering Change Order approved as provided in Section 8 of this Agreement.

NOVA shall manufacture all Products in its plant in Waltham, Massachusetts, unless Selfcare authorizes NOVA in writing to manufacture Products in another plant location.

NOVA shall not purchase any component for use in the manufacture of any Product from any vendor other than those approved in advance by Selfcare. Selfcare shall provide NOVA with an approved vendor list in the Product specification, which list may be amended by Selfcare from time to time. Selfcare may not withhold approval if quality is equal and part cost is equal or less.

NOVA represents and warrants to Selfcare that: (1) NOVA has the right to enter into this Agreement; (2) all necessary actions, corporate and otherwise, have been taken to authorize NOVA's execution and delivery of this Agreement and the same is the valid and binding obligation of NOVA; (3) all licenses, consents and approvals necessary for NOVA to carry out all of the transactions contemplated in this Agreement have been obtained by NOVA; (4) NOVA has the experience and technical and physical capacity to fulfill its obligations under this Agreement; (5) NOVA has and shall pass to Selfcare good title to the Products free and clear of all liens and encumbrances; and (6) no claim or action is pending or threatened against NOVA or, to NOVA's knowledge, against any supplier of NOVA that could adversely affect the ability of NOVA to produce the Products or the right of Selfcare or any customer of Selfcare to use the Products for their intended use.

                                                  CONFIDENTIAL TREATMENT

Selfcare/NOVA Biomedical Manufacturing Agreement
Page 4
********************************************************************************

Section 3/Distribution/Warehousing
The products shall be sold by NOVA to Selfcare at the prices indicated in
Section 5, Ex-works, Waltham, Massachusetts. The costs of freight, packaging, handling and insurance shall be billed separately for each order, and shall be paid by Selfcare. At Selfcare's request, NOVA shall ship the Products via mutually agreed carriers to sites designated by Selfcare. To minimize freight, packaging and handling costs, NOVA shall routinely consolidate orders and ship via Federal Express.

Selfcare shall be responsible for payment of all export and import duties, local sales taxes and similar charges with respect to the Products. Selfcare shall pay for any special packaging or handling.

Others will be processed by Selfcare and forwarded to NOVA for filling. If possible, an electronic order processing system will be established. Title and ownership and risk of loss to the products shall pass to Selfcare upon removal of the products from NOVA's facility in Waltham, Massachusetts.

Section 4/Production Engineering Costs
Selfcare will reimburse NOVA for the costs of all tools, dies and fixtures needed to implement production. Selfcare will also reimburse NOVA for labor costs related to developing production documentation at a rate of $50/hour. Selfcare may either pay the labor costs when incurred or the costs may be distributed over the first years sales as an incremental cost per unit based on the projected first years sales.

Section 5/Pricing/Volume
NOVA will sell test kits to Selfcare at a price based on factory costs plus direct material cost. Factory cost will be recalculated annually or following any design changes implemented at the request of Selfcare.

The first years production volume is a minimum of 1.8 million units. It is understood that during transition from Selfcare to NOVA materials will be sourced from Selfcare suppliers. Selfcare will provide NOVA with all the necessary information, leadtime and inventory to assure a smooth transition.

NOVA will purchase from Selfcare, at standard material cost, all current raw and finished goods inventory necessary to complete the transfer to manufacturing and distribution.

Therefore, the final per unit price of the test kits will be calculated for each kit part number based on a complete current bill of material and will include labor costs in addition to direct materials cost (see Appendix B).

Selfcare will pay NOVA [material omitted and filed separately with the Securities and Exchange Commission] transaction fee for each customer direct shipment. This includes the cost of pallets, overpack boxes, picking, handling and manifesting. The cost of freight will be billed separately for each order shipped.

SELFCARE/NOVA BIOMEDICAL MANUFACTURING AGREEMENT
PAGE 5

********************************************************************************

Section 6/Cost of Rework or Scrap
NOVA will absorb all costs related to scrap or rework resulting from manufacturing errors. Selfcare will be charged all costs related to rework and scrapping of inventory as a result of design changes initiated by Selfcare or to scrapping product which is within design specifications but found to be unacceptable by Selfcare.

Section 7/Manufacturing Engineering
NOVA shall provide manufacturing, engineering and drafting services which are required to ensure that the Product (i) conforms with NOVA's quality standards and (ii) is further refined in order to become a manufacturable product; provided, however, that Selfcare shall be responsible for obtaining all safety agency approvals which may be required in order to market and sell the Product. NOVA will assist wherever needed. NOVA shall develop all processes, jigs and fixtures necessary to manufacture the Product, and shall manufacture the Product in accordance with Good Manufacturing Practices ("GMP") and ISO 9000 guidelines. NOVA shall also provide Selfcare with documentation necessary to establish the Product's compliance with GMP and United States Food and Drug Administration regulations.

Section 8/Product Changes
NOVA will notify Selfcare of any proposed changes in composition or source of raw materials, method of producing, processing or testing or site of manufacturing. No such change shall be made without the prior written approval of Selfcare.

Selfcare and NOVA anticipate that during the term of the Agreement, modifications to the Product design will occur. NOVA will make no design changes without authorization by Selfcare. Selfcare may from time to time request NOVA to incorporate an engineering change into a Product by delivering an "Engineering Change Order" to NOVA. Each Engineering Change Order shall be in writing and shall include a description of the proposed change sufficient to permit NOVA to evaluate the feasibility of such change. Within seven (7) business days of receipt of an Engineering Change Order, NOVA will inform Selfcare in writing of the earliest possible implementation date for the proposed engineering change, of any increase or decrease in the price of the Product as a result of such change, and of any effect on production scheduling or QA test coverage. NOVA shall be required to accept and implement all reasonable engineering changes to the Products.

In support of its ongoing efforts to improve efficiency and reduce the costs of manufacturing Products, NOVA may from time to time suggest that an engineering change be made to a Product by delivering an "Engineering Change Proposal" to Selfcare. Each Engineering Change Proposal shall be in writing and shall include a description of the proposed change, a description of any improvements in the Product or cost reductions which will result from the change, and the effect of the change, if any, in production scheduling or QA testing. Each Engineering Change Proposal shall provide detail sufficient to permit Selfcare to evaluate the desirability of such change. Selfcare agrees to consider each Engineering Change Proposal it receives from NOVA, but reserves the right to accept or reject each such Proposal in its sole discretion.

SELFCARE/NOVA BIOMEDICAL MANUFACTURING AGREEMENT
PAGE 6
********************************************************************************
In the event either Selfcare or NOVA identifies an engineering change that must be implemented for reasons of safety (a "Safety Change"), the parties agree to cooperate so as to effect such Safety Change as soon as possible after discovery. Once such a Safety Change is discovered, the parties agree that no affected Product shall be manufactured or shipped until such Safety Change has been implemented, notwithstanding any delay in scheduled ship dates. The parties further agree to cooperate in the implementation of such Safety Change on Product shipped prior to discovery of the hazard. In this regard, NOVA agrees to manufacture a field change kit or to implement factory retrofitting, as appropriate. Selfcare and NOVA shall agree on a case by case basis on appropriate charges for the implementation of a Safety Change prior to implementation.

Selfcare and NOVA agree to review each change and determine if the change directly impacts material or labor costs. If such a change is due to modification of the design and impacts cost, the price of the units will be adjusted.

SECTION 9/WARRANTY
NOVA represents and warrants that all Products supplied in connection with this Agreement(i) shall be new and unused, of merchantable quality and fit for the purpose intended by this Agreement; (ii) shall be free from defects in material and workmanship; (iii) shall conform to the Product specifications and documentation; and (iv) shall be manufactured and provided by NOVA in accordance and conformity with any applicable FDA clearance and in compliance with all applicable federal, state or municipal statutes, laws, rules and regulations, including those relating to the environment, food or drugs and occupational health and safety. Without limiting the foregoing, NOVA represents and warrants that it shall comply with all present and future statutes, laws, ordinances and regulations relating to the manufacture, assembly and supply of the Products being provided hereunder, including, without limitation, those enforced by the FDA (including compliance with good manufacturing practices). In the event that any Product does not conform as aforesaid, Selfcare's remedy shall be limited to the repair or replacement (at NOVA's option) of such nonconforming Product within a reasonable period of time. Any repairs to Products made by NOVA at the request of Selfcare to correct a design defect shall be charged and billed to Selfcare at a labor rate of $50 per hour, plus material and material overhead costs.

Selfcare/NOVA Biomedical Manufacturing Agreement
Page 7
********************************************************************************

EXCEPT AS STATED ABOVE, NOVA DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE PRODUCTS.

EXCEPT AS SET FORTH IN THIS SECTION OF THE AGREEMENT, NOVA SHALL IN NO EVENT BE LIABLE FOR ANY LOSS OF DATA, PROFITS OR USE OF THE PRODUCTS, OR FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE PRODUCT.


All Products shall be subjected to quality control inspection and final release by NOVA in accordance and conformance with NOVA's quality control standards and system and the FDA's Good Manufacturing Practice (GMP). NOVA's quality control standards shall be sufficient to ensure that all Products conform to the Product specifications. NOVA shall provide a copy of such standards to Selfcare and shall in all respects adhere to such standards. NOVA shall permit Selfcare or its distributor to review periodically NOVA's production and quality control procedures and records and to visit NOVA's facilities at reasonable times with a representative of NOVA present in order to assure satisfaction of the requirements of this Agreement.

Selfcare shall have the right, but not the obligation, to inspect any Product before accepting delivery of, or having an obligation to purchase, that Product. No inspection or other action by Selfcare shall in any way obligate Selfcare to purchase any defective or non-conforming goods or to retain any goods which upon subsequent inspection or use prove to be defective or non-conforming.

Section 10/Notice
All notices and demands required or permitted to be given or made pursuant to this Agreement shall be in writing and shall be effective when personally given or made or when placed in an envelope and deposited in the United States mail postage prepaid, addressed as follows:

If to Selfcare:                         If to Nova:
Ron Zwanziger, President                Francis C. Manganaro, President
Selfcare, Inc.                          NOVA Biomedical Corporation
200 Prospect Street                     200 Prospect Street
Waltham, MA 02254                       Waltham, MA 02254
or to such other address as to which either party may notify the other.

Selfcare/NOVA Biomedical Manufacturing Agreement
Page 8
********************************************************************************

Section 11/Governing Law; Arbitration
This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts without regard to its principles of conflict of laws. If any dispute, difference or question shall arise at any time after the date of Agreement between the parties in respect of or in connection with this Agreement, then, the dispute, difference or questions shall be finally settled by arbitration to be conducted in Boston, Massachusetts, under the commercial arbitration rules of the American Arbitration Association by an arbitrator appointed in accordance with such rules. The arbitration award shall be based on and accompanied by a written opinion. Judgment upon the reward rendered may be entered in any court having jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

Section 12/Liability Insurance
NOVA and Selfcare will obtain and keep in force during the term of this agreement, comprehensive liability insurance covering each occurrence of bodily injury (including death) and property damage in the amount not less than $1,500,000 combined in a single limit with special endorsement providing coverage for:
1.      Product and completed operations liability.
2.      Blanket contractual liability.
3.      Blanket broad form liability.

Section 13/Termination
This Agreement may be terminated by Selfcare if NOVA consistently fails to meet Selfcare's forecasted needs on a timely basis. Incremental needs beyond 20% of those stated in the annual volume forecast (see Appendix C/Annual Forecast) must be forecasted to NOVA with 120 days notice. Forecasts in excess of 50% of the annualized forecast rate will require 160 days notice before NOVA will be considered in default.

The term is fixed for the period ending December 31, 1998. Either party may terminate this agreement for material breach only (see Term) with 90 days written notice and an additional 90 day wind down period. If Selfcare desires to terminate the agreement it will compensate NOVA for all inventory. If NOVA desires to cancel this agreement it will transfer all related inventory, work in progress and specifications to Selfcare, or a Company designated by Selfcare, so that manufacturing can be continued by another party. Process documents AP's, TP's etc. remain the property of NOVA.

This Agreement may be terminated by Selfcare if NOVA's manufacturing quality does not meet mutually acceptable standards. These manufacturing quality standards will be specified prior to beginning full production and will include field failure rates, user complaints, function, fit and cosmetic standards. NOVA will not be held liable for quality issues based on design.

Either party may terminate this Agreement upon one hundred eighty days prior written notice to the other party if paragraph one, two or three in Section 13 is breached.

Either party may terminate this Agreement by written notice to the other party following the occurrence of any of the following events:

SELFCARE/NOVA BIOMEDICAL MANUFACTURING AGREEMENT
PAGE 9
*******************************************************************************

(a) if the other party ceases doing business as a going concern, becomes insolvent, or makes an assignment for the benefit of creditors; or

(b) if the other party files a petition for reorganization or bankruptcy under the United States Bankruptcy Code or any other similar law of any other jurisdiction, or if any petition for reorganization or bankruptcy under such Code or under any similar law of any other jurisdiction is filed against the other party and is not dismissed or vacated within thirty (30) days thereafter; or

(c) if the party is in breach of any material terms or provisions of this Agreement and has failed to cure such breach within fifteen (15) days after receipt of written notice thereof from the party alleging the breach.

Upon any termination of this Agreement, NOVA will sell and transfer to Selfcare, free and clear of all liens and encumbrances, all of NOVA's inventory and work-in-process of Products and all of NOVA's capital equipment relating to the manufacture of the Product. The purchase price for such inventory, work-in-process and capital equipment shall be NOVA's cost therefor, less, in the case of the capital equipment, the fair market value.

SECTION 14/TERMS OF PAYMENT

NOVA shall prepare invoices as Product is shipped. Selfcare shall pay NOVA for the full amount of each invoice within 30 days of a 7 day grace period from date of such invoice.

Payment shall not constitute acceptance of non-conforming Products. Amounts owed to Selfcare due to rejections of Products or discrepancies on paid invoices will be, at Selfcare's option, fully credited against future invoices payable by Selfcare or paid by NOVA within thirty (30) days from NOVA's receipt of a debit memo or other written request for payment from Selfcare.

Payment shall be made in United States currency.

Should Selfcare fail to make any payments within the time period provided above, interest on such overdue amounts shall accrue at a monthly rate of 1.5%, or the maximum amount permitted by law if lower than 1.5% per month.

SECTION 15/INDEMNIFICATIONS

a) Selfcare hereby agrees to indemnify, defend and hold harmless NOVA, its affiliates, directors, officers, employees and agents, from and against all claims, liabilities, losses or expenses (including reasonable attorney's fees) ("Losses") arising out of or in connection with Selfcare's use, commercialization, marketing, distribution or sale of any Product, including, but not limited to, any actual or alleged injury, damage, death or other consequence occurring to any person as a result, directly or indirectly, of the possession or use of any Product, whether claimed by reason of breach of warranty, negligence, product defect or otherwise, and regardless of the form in which any such claim is made. Notwithstanding the foregoing, the foregoing indemnity shall not apply to the extent that any such Losses are due to (1) the failure of a Product manufactured by NOVA to meet the warranty provided in
Section 9 above or (2) the willful and wanton acts or gross negligence of NOVA or its affiliates, directors, officers, employees and agents.

SELFCARE/NOVA BIOMEDICAL MANUFACTURING AGREEMENT
PAGE 10
********************************************************************************

b) NOVA hereby agrees to indemnify, defend and hold harmless Selfcare, each of its customers and each of Selfcare's and its customers respective affiliates, directors, officers, employees and agents, from and against all Losses arising out of or in connection with any act of omission of NOVA or the failure of a Product manufactured by NOVA to meet the warranty provided in Section 9, including, but not limited to, any actual or alleged injury, damage, death or other consequence occurring to any person as a result, directly or indirectly, of the possession or use of any Product, whether claimed by reason or breach of warranty, negligence, product defect or otherwise, and regardless of the form in which any such claim is made. Notwithstanding the foregoing, the foregoing indemnity shall not apply to the extent that any such Losses are due to the willful and wanton acts or gross negligence of Selfcare or its affiliates, directors, officers, employees and agents.

c) Selfcare hereby agrees to indemnify, defend and hold harmless NOVA, its affiliates, directors, officers, employees and agents, from and against all Losses arising out of, or in connection with, any claim by a third party that the manufacture, use, or sale of a Product infringes any intellectual property right claimed by such third party and relating (1) to the Selfcare Technology (technology, know how etc. developed solely by Selfcare) or (2) to the use of the Products as a product in pregnancy and ovulation testing. Indemnification and defense shall proceed as provided under Section 15(f).

d) NOVA hereby agrees to indemnify, defend and hold harmless Selfcare, its affiliates, directors, officers, employees and agents, from and against all Losses arising out of or in connection with any claim by a third party that the manufacture, use, or sale of a Product infringes any intellectual property right claimed by such third party and relating to the NOVA Technology, (technology, know how etc. developed solely by NOVA) or any technology other than Selfcare Technology except to the extent Selfcare indemnifies NOVA under Subsection (c) of this Section 15 for use of the Product as a product in pregnancy and ovulation testing. Indemnification and defense shall proceed as provided under Section 15(f).

e) In the event that either party becomes aware of the possible infringement or other misuse by a third party of intellectual property rights of Selfcare or NOVA incorporated into the Products, such party will promptly notify the other party. If such infringement or misuse is related to the Products, the owner of the right infringed or misused shall promptly act to terminate the infringement or misuse. For purposes of clarification, Selfcare shall be the owner with respect to Selfcare Technology and NOVA shall be the owner with respect to NOVA Technology.

f) If either Selfcare or NOVA becomes aware of an infringement allegation which might give rise to a right or obligation of indemnification and defense under
Section 15(c) or Section 15(d), or becomes aware of possible infringement or misuse of intellectual property rights which might give rise to a right or obligation under Section 15(e), such party shall promptly notify the other. The party in the role of indemnitor shall control, bear the full expense of, and retain all proceeds of, the defense against or settlement of such allegation, unless NOVA and Selfcare subsequently agree otherwise. The indemnitee shall cooperate in such action if reasonably requested by the indemnitor. In no event shall the indemnitor settle or otherwise terminate any allegation, or allow any infringement or misuse to be terminated, in a manner which might abrogate any obligations, rights or licenses between Selfcare and NOVA granted or which might be granted under this Agreement. The indemnitee may, in its own discretion, be represented in the defense or settlement of any such allegation by counsel of its own choosing at its sole expense.

SELFCARE/NOVA BIOMEDICAL MANUFACTURING AGREEMENT
PAGE 11
********************************************************************************

SECTION 16/PRODUCT RECALL

In the event that Selfcare or NOVA recalls or takes any corrective action with respect to any of the Products, sold or distributed by Selfcare because the Products are believed to violate any provision of applicable law, NOVA shall bear all costs and expenses of any recall or corrective action related to matters covered by NOVA's warranty including, without limitation, expenses or obligations to third parties, the cost of notifying customers and costs associated with the shipment of recalled Product from customers to Selfcare or NOVA. Similarly, Selfcare shall bear all costs and expenses of any recall related to the incorporation of Selfcare Technology into the Products.

Both parties shall maintain complete and accurate records, for such periods as may be required by applicable law, of all the Products sold by it. The parties will cooperate fully with each other in effecting any recall of, or corrective action with respect to, the Products, including communications with any purchasers or users.

SECTION 17/DISCLOSURE OF INFORMATION

Since each party to this Agreement has had from the effective date of the Development Program, a non-disclosure agreement, and will continue to have, access to confidential information of the other relating, for example, to manufacture of products, marketing strategies, sales information, product plans, and the like, each party agrees to hold in confidence, all information concerning and related to the Products disclosed to the other through the term of this Agreement and for a period of four years after termination of this Agreement, except as provided below. Each party further agrees, for the same duration, to take all reasonable steps to ensure that such information does not pass negligently, or otherwise, into the hands of those unauthorized by the disclosure to receive it and that such information is not used for any purposes other than those set out in this Agreement, even if said Agreement is terminated by either party.

This obligation of confidentiality and nonuse shall not apply to information which:

a) was known to the receiving party at the time of such disclosure;
b) was in the public domain at the time of disclosure or thereafter enters into the public domain through no fault of the receiving party;
c) becomes known to the receiving party from a source not under obligation of confidentiality to the other party or is independently developed by a person(s) employed by or for the receiving party and having no knowledge of the confidential information; or
d) is required to be disclosed by a party by law or government regulation.

Each party shall be liable for the disclosure or use of nonconfidential information only to the extent provided by applicable patent or copyright laws.

SECTION 18/COMPLIANCE WITH LAW

NOVA represents that it is, and will remain, in compliance with all applicable federal, state and local laws, regulations and orders. NOVA agrees to execute on request by Selfcare and to remain in compliance with the terms of Selfcare's contractor certification which requires compliance with certain laws, regulations and executive orders.

Selfcare/NOVA Biomedical Manufacturing Agreement
Page 12
************************************************************************

SECTION 19/MISCELLANEOUS:

STATUS OF PARTIES: The relationship of the parties under this Agreement shall be and at all times remain one of independent contractors. Neither party is an employee, agent or legal representative of the other party or shall have any authority to assume or create obligations on the other party's behalf.

BINDING EFFECT; ASSIGNMENT: This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither this Agreement nor any rights granted hereby may be assigned by either party without the other party's prior written consent; provided, however, that no such consent shall be required in connection with any such assignment as part of any sale of all or substantially all of the Party's business, whether by sale of assets, merger or otherwise.

ENTIRE AGREEMENT: This Agreement and the attached confidential disclosure agreement constitute the entire agreement between NOVA and Selfcare relating to the subject matter hereof and shall not be amended, altered, or changed except by a written agreement signed by the parties hereto.

WAIVERS: No delay or omission on the part of either party to this Agreement in requiring performance by the other party hereunder, or in exercising any right hereunder, shall operate as a waiver of any provision hereof or of any right or rights hereunder, and the waiver or omission or delay in requiring performance or exercising any right hereunder on one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion.

FORCE MAJEURE: NOVA shall not be liable, in any respect, for failure to ship or for delay in shipment of Product pursuant to accepted orders where such failure or delay shall have been due wholly or in part to the elements, acts of God, acts of civil or military authority, fires, floods, epidemics, quarantine restrictions, war, riots, accidents to machinery, delays in transportation or delays in delivery by NOVA's suppliers or any other events beyond NOVA's control.

IN WITNESS WHEREOF, authorized representatives of the parties have executed this Agreement.

NOVA BIOMEDICAL CORPORATION             SELFCARE INC.

By: /s/                                 By: /s/
    ------------------------                --------------------------

Title: VP Operations & CFO              Title: Vice President
       ---------------------                   -----------------------

Date: September 6, 1996                 Date: 9/6/96
      ----------------------                  ------------------------

                                                  CONFIDENTIAL TREATMENT
                                   APPENDIX A

                  Direct Material Costs (Provided by Selfcare)
********************************************************************************

[*]                                             [*]

-------------------------                       -------------------------

[*]                                             [*]

-------------------------                       -------------------------

[*]                                             [*]

-------------------------                       -------------------------




* Material omitted and filed separately with the Securities and Exchange Commission.

                                                  CONFIDENTIAL TREATMENT

                                   APPENDIX B
********************************************************************************

                          NOVA BIOMEDICAL CORPORATION
                           SELFCARE PACKAGING PRICING                   8/28/96

[*]                             [*]                                     [*]
[*]                      [*]                                   [*]

* Material omitted and filed separately with the Securities and Exchange Commission.

                                                  CONFIDENTIAL TREATMENT

                                   APPENDIX C
                             Forecast -- 1996/1997
********************************************************************************

[*]


* Material omitted and filed separately with the Securities and Exchange Commission.